UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2018

Forest City Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-37671	47-4113168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2018, Forest City Realty Trust, Inc. (the “Company”) entered into an agreement (the “Starboard Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) and also entered into an agreement (the “Scopia Agreement”) with Scopia Capital Management LP and certain of its affiliates (collectively, “Scopia”).

The following summary of the Starboard Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference, and of the Scopia Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the full text of the Starboard Agreement and the Scopia Agreement (together, the “Agreements”).

Pursuant to the Agreements, the Company agreed to (i) accept the resignations of Arthur Anton, Scott Cowen, Christine Detrick, Michael Esposito, Deborah Harmon, Craig Macnab, Brian Ratner, Ronald Ratner and Deborah Ratner Salzberg from the Company’s board of directors (the “Board”) and each committee of the Board on which they serve, such resignations to take effect immediately prior to the appointment of the Agreed Appointees (as defined below), and (ii) nominate and appoint Michelle Felman, Adam Metz, Marran Ogilvie, William ‘Butch’ Roberts and Rob Schriesheim (the “Agreed Appointees”) to the Board. Prior to being appointed to the Board in accordance with the Agreements, the Agreed Appointees are required to complete customary director onboarding documentation. In addition, pursuant to the Agreements, the Company agreed that the Board’s Corporate Governance & Nominating Committee (the “Nominating Committee”) will initiate a process to identify and recommend (i) an additional new independent director (the “New Director”), and (ii) a new Chairman or Executive Chairman of the Board. Upon the appointment of the New Director to the Board, such New Director will be considered an Agreed Appointee for purposes of the Agreements. Until a Chairman or Executive Chairman of the Board is appointed in accordance with the Agreements, James Ratner will remain Chairman of the Board.

Pursuant to the Starboard Agreement, the Company agreed that Starboard will have the right to recommend one additional director for appointment to the Board (the “Starboard Appointee”). Until the expiration of the Standstill Period (as defined below) and subject to Starboard’s aggregate economic and beneficial ownership of shares of Company Class A Common Stock (“Shares”) being at least the lesser of 2.0% of the Company’s then outstanding Shares and 5,334,609 Shares (the “Starboard Minimum Threshold”), and subject to other criteria described in the Starboard Agreement, Starboard will be entitled to designate replacements (each, a “Starboard Replacement Director”) for a Starboard Appointee if there is a vacancy as a result of the Starboard Appointee no longer serving on the Board for any reason. If the Starboard Appointee (or Starboard Replacement Director, if applicable) is a partner or employee of Starboard, Starboard agreed that such Starboard Appointee must deliver to the Company an irrevocable resignation letter pursuant to which such Starboard Appointee will resign from the Board if Starboard no longer meets the Starboard Minimum Threshold.

Pursuant to the Scopia Agreement, the Company agreed that Scopia will have the right to recommend one additional director for appointment to the Board (the “Scopia Appointee”). Until the expiration of the Standstill Period and subject to Scopia’s aggregate economic and beneficial ownership of Shares being at least the lesser of 2.5% of the Company’s then outstanding Shares and 6,668,261 Shares (the “Scopia Minimum Threshold”), and subject to other criteria described in the Scopia Agreement, Scopia will be entitled to designate replacements (each, a “Scopia Replacement Director”) for a Scopia Appointee if there is a vacancy as a result of the Scopia Appointee no longer serving on the Board for any reason. If the Scopia Appointee (or Scopia Replacement Director, if applicable) is a partner or employee of Scopia, Scopia agreed that such Scopia Appointee must deliver to the Company an irrevocable resignation letter pursuant to which such Scopia Appointee will resign from the Board if Scopia no longer meets the Scopia Minimum Threshold.

The Company agreed that, pursuant to the terms of the Agreements, the Board will nominate, recommend, support and solicit proxies for the four continuing directors of the Company that are not resigning pursuant to the Agreements, the Agreed Appointees, the Starboard Appointee and the Scopia Appointee for election to the Board at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) for terms expiring at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), subject to their consent to serve. The Company further agreed to hold the 2018 Annual Meeting no later than June 30, 2018. Pursuant to the Starboard Agreement and the Scopia Agreement, respectively, Starboard and Scopia each agreed to vote all Shares that they beneficially own (A) in favor of each of the Company’s nominees (to the extent nominated in compliance with the Starboard Agreement and Scopia Agreement, respectively), (B) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and (C) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, except that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to the Company’s “say-on-pay” proposal, Starboard and Scopia will be permitted to vote in accordance with the ISS or Glass Lewis recommendation. Starboard and Scopia each further agreed not to (A) nominate or recommend for nomination any person for election at the 2018 Annual

Meeting, (B) submit any proposal for consideration at, or bring any other business before, the 2018 Annual Meeting, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to the 2018 Annual Meeting, or (D) encourage or knowingly support any other stockholder, person or entity to take any of the foregoing actions.

Pursuant to the Starboard Agreement, the Company agreed to appoint the Starboard Appointee (upon his or her appointment to the Board, and any Starboard Replacement Director thereof) as Chairman of the Nominating Committee, with Z. Jamie Behar to serve as Chairman in the interim. The Company further agreed to appoint Marran Ogilvie and Rob Schriesheim to the Nominating Committee upon their appointment to the Board. Pursuant to the Starboard Agreement, the Company also agreed to appoint the Starboard Appointee (upon his or her appointment to the Board, and any Starboard Replacement Director thereof) as a member of the Compensation Committee of the Board. In addition, the Company agreed that during the Standstill Period, any new committee of the Board will include a Starboard Appointee (or Starboard Replacement Director, if applicable) and a Scopia Appointee (or Scopia Replacement Director, if applicable), subject to criteria described in the Agreements, including NYSE rules and applicable laws.

Pursuant to the Agreements, Scopia and Starboard each agreed, from the date of the Agreements until the earliest of (w) the date that is 30 calendar days prior to the deadline for the submission of stockholder nominations for the 2019 Annual Meeting pursuant to the Company’s Amended & Restated Bylaws, (x) the date that is 100 days prior to the first anniversary of the 2018 Annual Meeting, (y) in the case of Scopia, following the appointment of the initial Scopia Appointee, such time as no Scopia Appointee (or Scopia Replacement Director) is serving on the Board and Scopia has irrevocably notified the Company in writing that it will not seek to fill such vacancy, and (z) in the case of Starboard, following the appointment of the initial Starboard Appointee, such time as no Starboard Appointee (or Starboard Replacement Director) is serving on the Board and Starboard has irrevocably notified the Company in writing that it will not seek to fill such vacancy (the “Standstill Period”) to customary standstill restrictions, including to not: (i) engage in any solicitation of proxies or consents or become a participant in a solicitation of proxies or consents with respect to securities of the Company; (ii) form or join any Section 13(d) group with respect to the Shares other than with Scopia affiliates, in the case of Scopia, and other than with Starboard affiliates, in the case of Starboard; (iii) deposit any Shares in any voting trust or subject any Shares to any arrangement or agreement with respect to the voting of any Shares, other than any such voting trust, arrangement or agreement solely among the members of Scopia, in the case of Scopia, or solely among the members of Starboard, in the case of Starboard; (iv) seek or submit, or knowingly encourage any person or entity to seek or submit, nomination(s) in furtherance of a contested solicitation for the appointment, election or removal of directors with respect to the Company or seek, knowingly encourage or take any other action with respect to the appointment, election or removal of any directors, in each case in opposition to the recommendation of the Board; (v) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any referendum of stockholders; (vi) make any offer or proposal regarding any extraordinary corporate transaction or publicly encourage or publicly comment on any extraordinary corporate transaction involving the Company; (vii) call or request the calling of any special meeting of stockholders; and (viii) seek representation on the Board except pursuant to the Starboard Agreement, in the case of Starboard, and the Scopia Agreement, in the case of Scopia.

Pursuant to the Agreements, during the Standstill Period, the Company agreed not to seek stockholder approval or take any other action to increase the size of the Board to more than 13 directors unless Starboard and Scopia each consent in writing to such increase.

Pursuant to the Starboard Agreement, the Company agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses incurred in connection with Starboard’s involvement at the Company, including, but not limited to the negotiation and execution of the Starboard Agreement, provided that such reimbursement will not exceed $200,000 in the aggregate. Pursuant to the Scopia Agreement, the Company agreed to reimburse Scopia for its reasonable, documented out-of-pocket fees and expenses incurred in connection with Scopia’s involvement at the Company, including, but not limited to the negotiation and execution of the Scopia Agreement, provided that such reimbursement will not exceed $200,000 in the aggregate.

Concurrently with the execution of the Agreements, RMS, Limited Partnership (“RMS”) and the Company amended that certain Reclassification Agreement, dated as of December 5, 2016, by and between the Company and RMS (the “Reclassification Agreement”) (the “RMS Amendment”). The following summary of the RMS Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RMS Amendment, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Under the terms of the Reclassification Agreement and the RMS Amendment, the Company will include in the slate of nominees recommended by the Board James Ratner (the “Initial RMS Designee”) to stand for election as a director at the 2018 Annual Meeting and 2019 Annual Meeting. Prior to the RMS Amendment, the Reclassification Agreement designated four individuals as Initial RMS Designees.

Under the terms of the Reclassification Agreement and the RMS Amendment, so long as the Ratner Family Members (as defined in the Reclassification Agreement) continue to beneficially own 18,153,421 Shares, the Company will include in the slate of nominees recommended by the Board one individual designated by RMS (or, if RMS is unable to make such designation, one Ratner Family Member as designated by the Board) that is reasonably acceptable to the Nominating Committee to stand for election as a director at the 2020 and 2021 Annual Meetings of Stockholders (the individual so designated, the “Continuing RMS Designee”). Prior to the RMS Amendment, the Reclassification Agreement designated two individuals as Continuing RMS Designees.

RMS agreed under the terms of the RMS Amendment that, notwithstanding anything to the contrary in the Reclassification Agreement and the RMS Amendment, if Starboard satisfies the Starboard Minimum Threshold at the time of any designation or proposed replacement of an Initial RMS Designee or Continuing RMS Designee, that RMS will only designate (i) James Ratner, (ii) any of the following individuals to the extent no longer employed by the Company: Brian Ratner, Ronald Ratner or Deborah Salzberg, or (iii) any other designee that satisfies specified criteria, including qualifying as “independent” pursuant to NYSE listing standards.

The Company agreed under the terms of the RMS Amendment that subject to criteria specified in the RMS Amendment, including NYSE rules and applicable laws, that prior to the 2022 Annual Meeting, any Board committee that is established or reconstituted on or after March 22, 2018 will include the Initial RMS Designee or the Continuing RMS Designee, in either case if he or she is then serving on the Board.

The RMS Amendment also eliminates a provision in the Reclassification Agreement that required James Ratner to serve as Chairman of the Board until the 2019 Annual Meeting (unless his service as a director earlier terminated).

The RMS Amendment provides that subject to a designee satisfying specified criteria (as determined by the Nominating Committee in good faith), including qualifying as “independent” pursuant to NYSE listing standards, the Board will nominate an individual designated by RMS (the “New Independent RMS Designee”) for election as a director of the Company at each of the 2018 Annual Meeting, 2019 Annual Meeting, 2020 Annual Meeting and 2021 Annual Meeting. Upon his appointment to the Board in accordance with the Agreements, William ‘Butch’ Roberts will be the initial New Independent RMS Designee. Subject to the Company’s Corporate Governance Guidelines and NYSE rules and applicable laws, the Board must also appoint the New Independent RMS Designee as a member of the Compensation Committee of the Board. The obligations described in this paragraph terminate in the event that at any time after the 2019 Annual Meeting the Ratner Family Members, in the aggregate, cease to beneficially own at least 18,153,421 Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

No resignation described in Item 1.01 involved any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. The Company will file a Current Report on 8-K after the Agreed Appointees have completed the customary director onboarding documentation and been appointed to the Board disclosing the information required by Item 5.02(d) with respect to each of the Agreed Appointees. Any additional information set forth in Item 1.01 of this Current Report with respect to the Board and committees thereof is incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

On March 22, 2018, the Company issued a press release mutually agreed to with Scopia and Starboard announcing the execution of the Agreements, the RMS Amendment, the other matters described in Item 1.01, that the Board has concluded its previously announced review of strategic alternatives, and that the Board approved an increase in the Company’s existing $100 million share repurchase program to an aggregate total of $400 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

10.1	Agreement by and between the Company and Starboard, dated March 22, 2018.

10.2	Agreement by and between the Company and Scopia, dated March 22, 2018.

10.3	Amendment, dated March 22, 2018 to Reclassification Agreement, dated as of December 5, 2016, by and between the Company and RMS, Limited Partnership

99.1	Press Release, dated March 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

By:	/s/ ROBERT G. O’BRIEN
Name: Robert G. O’Brien
Title: Executive Vice President and Chief Financial Officer

Date: March 27, 2018